UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2023

Minerva Surgical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40919	26-3422906
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4255 Burton Dr., Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

(855) 646-7874

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	UTRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Share Purchase Agreement

On September 28, 2023, Minerva Surgical, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) as part of a private placement (the “Private Placement”) with Accelmed Partners II LP (“Purchaser”), the Company’s largest stockholder. Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchaser 97,751,711 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $0.2046 per Share, the same price per Share previously paid by Purchaser in February 2023. The number of Shares to be sold and the price per Share are subject to adjustment for any stock splits or similar events that occur prior to closing, including the Reverse Stock Split described below. The gross proceeds of the Private Placement are expected to be approximately $20 million before deducting offering expenses. The Private Placement is being undertaken in order to satisfy a condition to a potential refinancing (the “Refinancing”) that requires the Company to complete an equity financing of at least $20 million. The closing of the Private Placement is expected to occur on or before October 31, 2023, subject to the satisfaction of the closing conditions described below. Following the Private Placement, it is expected that Purchaser will own approximately 80% of the outstanding Common Stock.

The Purchase Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The Purchase Agreement includes pre-closing covenants of the Company that require the Company to obtain prior written consent from Purchaser to approve certain actions of the Company, including, but not limited to, issuing capital stock, paying dividends or making other distributions, incurring indebtedness, selling any material assets of the Company, entering into or amending any material contracts and making capital expenditures. It is also a condition to closing of the Private Placement that Refinancing has been consummated on terms and conditions acceptable the Purchaser, in its sole discretion. The Company intends to use the net proceeds from the Private Placement, together with existing cash and cash equivalents, to support operations, research and development activities, working capital, and other general corporate purposes.

The Company and Purchaser also have agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) at closing. Under the terms of the Registration Rights Agreement, the Company will be obligated to register the Shares for resale within 30 days of closing.

Upon the Company’s issuance of equity capital stock with rights and preferences senior to the Common Stock (a “Senior Security”) in the 12 months following the closing of the Private Placement, the Purchaser shall have the right to exchange all or part of the Shares for such Senior Security (the “Exchange Right”).

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company and its subsidiaries and affiliates. The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries to the representations and warranties contained in the Purchase Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the Purchase Agreement, the Private Placement and the Exchange Right is incorporated herein by reference. The Company will offer and sell the Shares in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws, and the Company will rely on this exemption from registration based in part on representations made by Purchaser in the Purchase Agreement. To the extent the Purchaser exercises its Exchange Right, the Senior Securities issued in such exchange will be issued in reliance on Section 3(a)(9) of the Securities Act. The Shares and Senior Securities will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Shares and issuance of the Senior Securities will not involve a public offering and will be made without general solicitation or general advertising.

Item 7.01. Regulation FD Disclosure.

On September 28, 2023, the Company issued a press release announcing its intention to effect a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the Common Stock. The Reverse Stock Split is intended to be effective at 11:59 p.m. on September 29, 2023, and the Common Stock will be begin trading on the Nasdaq Capital Market on a post-split basis when the market opens on October 2, 2023.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement dated September 28, 2023
99.1	Press release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA SURGICAL, INC.

By:	/s/ Joel Jung
Name:	Joel Jung
Title:	Chief Financial Officer

Date: September 28, 2023.